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                                                                   EXHIBIT g(2)

                              SUBCUSTODY AGREEMENT

     AGREEMENT, dated as of 2/97 between The Bank of New York
("Custodian") and State Street Bank and Trust Company ("Subcustodian").

     WHEREAS, Custodian acts as custodian for each entity identified on Schedule A hereto (each, a "Fund"; collectively the "Funds"); and

     WHEREAS, Custodian acts as custodian for each of the Funds; and

     WHEREAS, Subcustodian maintains a book-entry system for holding uncertificated Securities (as defined herein) and effecting transfers of Securities; and

     WHEREAS, Custodian desires to appoint Subcustodian as its subcustodian for the purposes of receiving, delivering and safekeeping cash and Securities;

     NOW THEREFORE, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Whenever used in this Agreement, the following words shall have the meanings set forth below:

     1. "Authorized person" shall be an officer or employee of Custodian, duly authorized by Custodian to give Oral and/or Written Instructions on behalf of Custodian, such persons to be designated in a Certificate of Authorized Persons which contains a specimen signature of such person.

     2. "Oral Instructions" shall mean verbal instructions received by Subcustodian from an Authorized Person or from a person reasonably believed by Subcustodian to be an Authorized Person.

     3. "Securities" shall mean uncertificated securities in a book-entry system maintained by Subcustodian and securities issued in definitive form.

     4. "Written Instructions" shall mean any notices, instructions or other instruments in writing received by Subcustodian from an Authorized Person or from a person reasonably believed by Subcustodian to be an Authorized Person by letter, telex, telecopy facsimile, Subcustodian's on-line communication system, or any other method whereby Subcustodian is able to verify with a reasonable degree of certainty the identity of the sender of such communications or the sender is required to provide a password or other identification code.
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                                   ARTICLE II
                      APPOINTMENT OF SUBCUSTODIAN; ACCOUNT;
                         REPRESENTATIONS AND WARRANTIES

     1. Custodian hereby appoints Subcustodian as subcustodian of all Securities and all monies at any time delivered to Subcustodian during the term of this Agreement. Subcustodian hereby accepts appointment as such subcustodian and agrees to establish and maintain one or more securities accounts and cash accounts in the name of each Fund (each an "Account") or in the name of two or more Funds acting jointly (each a "Joint Account") in which it will hold Securities and cash as provided herein. Each Account or Joint Account shall be for the exclusive use of the specific Fund for which it was established.

     2. Custodian hereby represents and warrants, which representations and warranties shall be continuing, that:

     (a) Each of the Funds identified on Schedule A attached hereto have authorized Custodian to appoint Subcustodian to act pursuant to this Agreement and to perform Custodian's obligations hereunder.

     3. Subcustodian hereby represents and warrants, which representations and warranties shall be continuing, that:

     (a) Subcustodian is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, and has obtained all authorizations, consents and approvals required to enter into this Agreement and to perform its obligations hereunder.

     (b) This Agreement has been duly authorized, executed and delivered by Subcustodian, constitutes a valid and legally binding obligation of Subcustodian, enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on Subcustodian prohibits Subcustodian's execution or performance of this Agreement; and

     (c) It is a bank within the meaning of Section 2(a)(5) of the Investment Company Act of 1940, as amended, having aggregate capital, surplus and undivided profits of not less than two million dollars ($2,000,000).

                                   ARTICLE III
                         CUSTODY OF CASH AND SECURITIES

     1. Subject to the terms hereof, Custodian authorizes Subcustodian to hold any Securities received by it from time to time for the relevant Account or Joint Account, Custodian authorizes Subcustodian to hold Securities in registered form in its name or the name of its nominees. Securities and cash deposited with Subcustodian will be represented in accounts which include only assets held by Subcustodian for its customers. Subcustodian shall take possession of each definitive Security at a secure facility at one of its offices in Massachusetts. Subcustodian shall maintain sufficient books and records to identify the Securities and cash belonging to each Account or Joint Account.

     2. Subcustodian shall furnish Custodian with an advice of daily transactions and a monthly summary of all transfers to or from each Account and Joint Account.

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     3. With respect to all Securities held in each Account and Joint Account,
Subcustodian shall, unless otherwise instructed to the contrary:

     (a) Receive all income and other payments and advise Custodian as promptly as practicable of any such amounts due but not paid;

     (b) Present for payment and receive the amount paid upon all Securities which may mature and advise Custodian as promptly as practicable of any such amounts due but not paid;

     (c) Forward to Custodian copies of all information or documents that it may receive from an issuer of Securities which, in the opinion of Subcustodian, are intended for the beneficial owner of Securities;

     (d) Execute, as custodian, any certificates of ownership, affidavits, declarations or other certificates under any tax laws now or hereafter in effect in connection with the collection of bond and note coupons;

     (e) Hold directly all rights and similar Securities issued with respect to any Securities held by Subcustodian hereunder; and

     (f) Endorse for collection checks, drafts or other negotiable instruments.

     4. Upon receipt of Written Instructions, Subcustodian will exchange Securities held hereunder for other Securities and/or cash in connection with any conversion privilege, reorganization, recapitalization, redemption in kind, consolidation, tender offer or exchange offer, or any exercise or subscription, purchase or other similar rights represented by Securities.

     5. Subcustodian is not at any time under any duty to supervise the investment of, or to advise or make any recommendation for the purchase, sale, retention or disposition of Securities.

     6. Subcustodian will effect transactions in accordance with, and subject to, the rules and regulations of the relevant market.


                                   ARTICLE IV
                         PURCHASE AND SALE OF SECURITIES
                               CREDITS TO ACCOUNT

     1. Promptly after each purchase or dale of Securities by a Fund, Custodian shall deliver to Subcustodian Written Instructions specifying all information necessary for Subcustodian to effect such purchase or sale. Subcustodian shall account for all purchases and sales of Securities on the actual settlement date unless otherwise agreed by Subcustodian and Custodian.

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     2. Subcustodian may, as a matter of bookkeeping convenience or by separate agreement with the Funds, credit the relevant Accounts of Joint Accounts with the proceeds from the sale, redemption or other disposition of Securities or interest, dividends or other distributions payable on Securities prior to its actual receipt of final payment therefore. All such credits shall be conditional until Subcustodian's actual receipt of final payment and may be reversed by Subcustodian to the extent that final payment is not received. Payment with respect to a transaction will not be "final" until Subcustodian shall have received immediately available funds which under applicable law or rule are irreversible and not subject to any security interest, levy or other encumbrance, and which are specifically applicable to such transaction.

                                    ARTICLE V
                                   OVERDRAFTS

     If Subcustodian in its sole discretion advances funds to the Custodian or there shall arise for whatever reason an overdraft in an Account or Joint Account (including, without limitation, overdrafts incurred in connection with the settlement of securities or funds transfers) or if the Custodian is for any other reason indebted to Subcustodian, the Custodian agrees to repay Subcustodian on demand the amount of the advance, overdraft or indebtedness plus accrued interest at a rate ordinarily charged by Subcustodian to its institutional custody customers and any property at any time held for the Account or Joint Account of the Custodian shall be security therefore and should the Custodian fail to repay Subcustodian promptly, Subcustodian shall be entitled to utilize such property to the extent necessary to obtain reimbursement.

                                   ARTICLE VI
                             CONCERNING SUBCUSTODIAN

     1. Subcustodian shall act as a bailee for hire with respect to its duties hereunder and shall maintain the same degree of ordinary care with respect to the custody of Securities and cash as is given to similar property held by banks generally acting in a custodial capacity. Subcustodian shall not be liable for any costs, expenses, damages, liabilities or claims including attorneys' and accountants' fees (collectively, "Losses") incurred by or asserted against Custodian, except those Losses arising out of the negligence or willful misconduct of Subcustodian.

     2. Subcustodian shall be under no obligation to take action to collect any amount payable on Securities in default, or if payment is refused after due demand and presentment except as requested pursuant to Written Instructions.

     3. Subcustodian shall be entitled to rely upon any Written or Oral Instruction actually received by Subcustodian and reasonably believed by Subcustodian to be duly authorized and delivered. Custodian agrees to forward to Subcustodian Written Instructions confirming Oral Instructions given by it by the close of business of the same day that such Oral Instructions are given to Subcustodian. Custodian agrees that the fact that such confirming Written Instructions are not received or that contrary Written Instructions are received by Subcustodian shall in no way affect the validity or enforceability of transactions authorized by such Oral Instructions and effected by Subcustodian.

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     4. Upon reasonable request and provided Subcustodian shall suffer no significant disruption of its normal activities, each Fund and Custodian shall have access to Subcustodian's books and records relating to the Account or Joint Account during Subcustodian's normal business hours. Upon reasonable request, copies of any such books and records shall be provided to the relevant Fund or Custodian.

     5. It is understood that Subcustodian is authorized to supply any information regarding the Account or Joint Account which is required by any law or government regulation now or hereafter in effect.

                                   ARTICLE VII
                                   TERMINATION

     Any party may terminate this Agreement by giving to the other parties a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of such notice. Upon termination hereof, the appropriate Fund shall pay to Subcustodian such compensation as may be due to Subcustodian, and shall likewise reimburse Subcustodian for other amounts payable or reimbursable to Subcustodian hereunder. Subcustodian shall follow such reasonable Oral or Written Instructions concerning the transfer of custody of records, Securities and other items as such Authorized Person shall give. Upon termination of this Agreement, except as otherwise provided herein, all obligations of the parties to each other hereunder shall cease.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     1. Custodian agrees to furnish to Subcustodian a new Certificate of Authorized Persons in the event of any change in the then present Authorized Persons. Until such new Certificate is received, Subcustodian shall be fully protected in acting upon Oral Instructions and Written Instructions of such present Authorized Persons.

     2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to Custodian, shall be sufficiently given if addressed to Custodian and received by it at its offices at 90 Washington Street
- Mutual Funds Division, New York, New York 10286, or at such other place as Custodian may from time to time designate in writing.

     3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to Subcustodian shall be sufficiently given if addressed to Subcustodian and received by it at its offices at _________________________________________, or at such other place as
Subcustodian may from time to time designate in writing.

     4. Each and every right granted to any party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of any party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

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     5. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other.

     6. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. Custodian and Subcustodian hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder.

     7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     IN WITNESS WHEREOF, Custodian and Subcustodian have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

                                THE BANK OF NEW YORK


                                By:       /S/ Stephen F Grunston
                                          -------------------------------------

                                Title:    STEPHEN F GRUNSTON
                                          -------------------------------------
                                          Vice President

                                STATE STREET BANK AND TRUST COMPANY


                                By:       /s/Illegible
                                          -------------------------------------

                                Title:    Vice President
                                          -------------------------------------

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                                   Schedule A
                          (as revised February 1, 2002)

      AIM Investment Securities Funds - AIM Limited Maturity Treasury Fund AIM Investment Securities Funds - AIM Money Market Fund
      AIM Investment Securities Funds - AIM Municipal Bond Fund

      AIM Tax-Exempt Funds - AIM High Income Municipal Fund
      AIM Tax-Exempt Funds - AIM Tax-Exempt Cash Fund
      AIM Tax-Exempt Funds - AIM Tax-Free Intermediate Fund

      AIM Variable Insurance Funds - AIM V.I. Money Market Fund

      Short-Term Investments Co. - Cash Assets Portfolio
      Short-Term Investments Co. - Liquid Assets Portfolio
      Short-Term Investments Co. - Prime Portfolio

      Short-Term Investments Trust - Government & Agency Portfolio Short-Term Investments Trust - Government TaxAdvantage Portfolio Short-Term Investments Trust - Treasury Portfolio

      Tax-Free Investments Co. - Cash Reserve Portfolio